Exhibit 99.1

For further information, contact:
Jeff Palmer	Tom Hayes
Investor Relations	Corporate Communications
408-222-8373	408-222-2815
jpalmer@marvell.com	tom@marvell.com

Marvell Technology Group Ltd. Reports First Quarter of Fiscal 2011 Results

Revenue: $856 Million, Up 2 Percent Sequentially

GAAP Net Income: $206 Million, $0.30 per share EPS

Free Cash Flow: $237 Million, 28 Percent of Revenue

Santa Clara, California (May 20, 2010) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions today reported financial results for the first quarter of fiscal 2011, ended May 1, 2010.

Net revenue for the first quarter of fiscal 2011 was $856 million, a 64 percent increase from $521 million in the first quarter of fiscal 2010, ended May 2, 2009, and a 2 percent sequential increase from $843 million in the fourth quarter of fiscal 2010, ended January 30, 2010.

GAAP net income was $206 million, or $0.30 per share (diluted), for the first quarter of fiscal 2011, compared with a GAAP net loss of $111 million, or $0.18 per share (diluted), for the first quarter of fiscal 2010. GAAP net income in the fourth quarter of fiscal 2010 was $205 million, or $0.31 per share (diluted).

Non-GAAP net income was $260 million, or $0.38 per share (diluted), for the first quarter of fiscal 2011, as compared with non-GAAP net income of $32 million, or $0.05 per share (diluted), for the first quarter of fiscal 2010. Non-GAAP net income for the fourth quarter of fiscal 2010 was $266 million, or $0.40 per share (diluted).

“The results for our first quarter are another clear demonstration that the business goals we put in place over the last year are delivering positive benefits,” said Dr. Sehat Sutardja, Marvell’s Chairman and Chief Executive Officer. “Sales due to new customer programs and of new products, especially our mobile and wireless products were a significant driver of growth in the most recent quarter. We continue to believe the product development efficiency of our global workforce will enable us to deliver new products in a timely manner that will enable Marvell to grow in excess of the overall semiconductor industry.”

Marvell reports net income (loss), basic and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income (loss) to non-GAAP net income for the three months ended May 1, 2010, January 30, 2010 and May 2, 2009 appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization and write-offs of acquired intangible assets, restructuring costs and certain one-time expenses or benefits.

GAAP gross margin for the first quarter of fiscal 2011 was 59.8 percent, compared to 50.6 percent for the first quarter of fiscal 2010, and 59.7 percent for the fourth quarter of fiscal 2010.

Non-GAAP gross margin for the first quarter of fiscal 2011 was 60.6 percent, compared to 51.6 percent for the first quarter of fiscal 2010 and 60.0 percent for the fourth quarter of fiscal 2010.

Shares used to compute GAAP net income per diluted share for the first quarter of fiscal 2011 were 678 million shares, compared with 619 million shares in the first quarter of fiscal 2010 and 669 million shares in the fourth quarter of fiscal 2010. Shares used to compute non-GAAP net income per diluted share for the first quarter of fiscal 2011 were 681 million shares, compared with 637 million shares for the first quarter of fiscal 2010 and 672 million shares for the fourth quarter of fiscal 2010.

Cash flow from operations for the first quarter of fiscal 2011 was $256 million, up from the $145 million in the first quarter of fiscal 2010 and down from the $281 million reported in the fourth quarter of fiscal 2010. Free cash flow for the first quarter of fiscal 2011 was $237 million, compared to $132 million in first quarter of fiscal 2010, and down from the $253 million reported in the fourth quarter of fiscal 2010. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of IP licenses.

Conference Call

Marvell will be conducting a conference call on May 20, 2010 at 1:45 p.m. Pacific Time to discuss results for the first quarter of fiscal 2011. Interested parties may join the conference call by dialing 1-866-362-4829, pass-code 81729842. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until June 20, 2010.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude stock-based compensation expense as well as charges related to acquisitions, restructuring, gains and other charges that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP earnings per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP earnings per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of compensation costs expected to be incurred in future periods, but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/antidilutive effects of common stock options and restricted stock.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

About Marvell

Marvell Technology Group Ltd. (NASDAQ: MRVL) is a global leader in the development of storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the term the “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries. For more information please visit www.marvell.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our ability to develop products efficiently and in a timely manner; our ability to grow in excess of the overall semiconductor industry; and statements concerning the Company’s use of non-GAAP net income and net income per share as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future performance. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties, including, among others, the Company’s reliance on major customers and suppliers; market acceptance of new products; uncertainty in the worldwide economic environment and other risks detailed in Marvell’s SEC filings. When Marvell files its Form 10-Q for the first quarter of fiscal 2011, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K for fiscal year 2010, ended January 30, 2010, as filed with the SEC and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	May 1, 2010	January 30, 2010	May 2, 2009
Net revenue	$855,579	$842,535	$521,434
Cost of goods sold	343,985	339,790	257,630

Gross profit	511,594	502,745	263,804
Operating expenses:
Research and development	219,111	213,024	206,089
Selling and marketing	38,423	37,144	33,910
General and administrative	23,108	22,506	102,728
Amortization and write-off of acquired intangible assets	22,549	24,282	30,356

Total operating expenses	303,191	296,956	373,083

Operating income (loss)	208,403	205,789	(109,279)
Interest and other income (expense), net	(3,752)	10,249	(160)

Income (loss) before income taxes	204,651	216,038	(109,439)
Provision (benefit) for income taxes	(1,116)	11,217	2,018

Net income (loss)	$205,767	$204,821	$(111,457)

Basic net income (loss) per share	$0.32	$0.32	$(0.18)

Diluted net income (loss) per share	$0.30	$0.31	$(0.18)

Shares used in computing basic earnings (loss) per share	640,926	631,118	618,677
Shares used in computing diluted earnings (loss) per share	678,059	668,623	618,677

Marvell Technology Group Ltd.

Reconciliation of GAAP Net Income to Non-GAAP Net Income:

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	May 1, 2010	January 30, 2010	May 2, 2009
GAAP net income (loss)	$205,767	$204,821	$(111,457)
Stock-based compensation	26,896	30,559	31,648
Amortization and write-off of acquired intangible assets	22,549	24,282	30,356
Restructuring (a)	586	6,452	8,336
Legal/Tax related matters (b)	4,373	—	72,000
Other (c)	—	—	990

Non-GAAP net income	$260,171	$266,114	$31,873

GAAP weighted average shares - diluted	678,059	668,623	618,677
Non-GAAP adjustment	3,310	3,598	17,928

Non-GAAP weighted average shares diluted (d)	681,369	672,221	636,605

GAAP diluted net income (loss) per share	$0.30	$0.31	$(0.18)

Non-GAAP diluted net income per share	$0.38	$0.40	$0.05

GAAP gross profit:	$511,594	$502,745	$263,804
Stock-based compensation	2,236	2,375	4,116
Other	4,373	—	990

Non-GAAP gross profit	$518,203	$505,120	$268,910

GAAP gross profit as a % of revenue	59.8%	59.7%	50.6%
Stock-based compensation	0.3%	0.3%	0.8%
Other	0.5%	—	0.2%

Non-GAAP gross profit	60.6%	60.0%	51.6%

GAAP research and development:	$219,111	$213,024	$206,089
Stock-based compensation	(18,851)	(21,702)	(21,737)
Restructuring	(129)	(4,342)	(5,840)

Non-GAAP research and development	$200,131	$186,980	$178,512

GAAP selling and marketing:	$38,423	$37,144	$33,910
Stock-based compensation	(3,173)	(3,841)	(3,711)
Restructuring	—	1	(1,264)

Non-GAAP selling and marketing	$35,250	$33,304	$28,935

GAAP general and administrative:	$23,108	$22,506	$102,728
Stock-based compensation	(2,636)	(2,641)	(2,084)
Restructuring	(457)	(2,111)	(1,232)
Legal/Tax settlement	—	—	(72,000)

Non-GAAP general and administrative	$20,015	$17,754	$27,412

(a)	Amounts represent restructuring related charges including severance costs from reductions in force, asset impairment and facilities charges.
(b)	Fiscal quarter ended May 1, 2010 includes an amount representing the portion of an IP litigation settlement related to previous fiscal years from 2003 through 2010. Fiscal quarter ended May 2, 2009 includes a $72.0 million charge in connection with the settlement of the class action litigation.
(c)	Fiscal quarter ended May 2, 2009 includes underutilization charges recorded in connection with the rampdown of the Malaysia test operations.
(d)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	May 1, 2010	January 30, 2010
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$2,079,203	$1,796,717
Accounts receivable, net	448,693	356,796
Inventories	206,643	241,541
Prepaid expenses and other current assets	62,640	70,491

Total current assets	2,797,179	2,465,545
Property and equipment, net	340,641	342,497
Long-term investments	34,235	34,281
Goodwill and acquired intangible assets, net	2,154,244	2,176,763
Other non-current assets	154,283	151,854

Total assets	$5,480,582	$5,170,940

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$288,568	$277,405
Accrued liabilities	197,398	207,877
Income taxes payable	18,275	19,992
Deferred income	83,329	59,396
Current portion of capital lease obligations	1,981	1,940

Total current liabilities	589,551	566,610
Capital lease obligations, net of current portion	—	511
Other long-term liabilities	191,303	185,840

Total liabilities	780,854	752,961

Shareholders’ equity:
Common stock	1,288	1,277
Additional paid-in capital	4,683,490	4,607,844
Accumulated other comprehensive loss	(560)	(885)
Retained earnings (accumulated deficit)	15,510	(190,257)

Total shareholders’ equity	4,699,728	4,417,979

Total liabilities and shareholders’ equity	$5,480,582	$5,170,940

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended
	May 1, 2010	May 2, 2009
Cash flows from operating activities:
Net income (loss)	$205,767	$(111,457)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,078	25,375
Stock-based compensation	26,896	31,648
Amortization and write-off of acquired intangible assets	22,549	30,356
Fair market value adjustment to Intel inventory sold	(942)	(1,343)
Excess tax benefits from stock-based compensation	(185)	(29)
Amortization of marketable securities premium	2,035	—
Changes in assets and liabilities, net of assets acquired and liabilities assumed in acquisitions:
Accounts receivable	(91,897)	(63,266)
Inventories	35,417	106,281
Prepaid expenses and other assets	10,381	14,330
Accounts payable	4,826	30,738
Accrued liabilities and other	2,298	63,455
Accrued employee compensation	(10,506)	13,033
Income taxes payable	1,941	1,343
Deferred income	23,933	4,065

Net cash provided by operating activities	255,591	144,529
Cash flows from investing activities:
Purchases of investments	(187,878)	—
Sales and maturities of short-term, long-term and equity investments	149,440	—
Purchases of technology licenses	(2,250)	(9,300)
Purchases of property and equipment	(16,395)	(3,414)

Net cash used in investing activities	(57,083)	(12,714)
Cash flows from financing activities:
Proceeds from the issuance of common shares	48,688	385
Principal payments on capital lease obligations	(470)	(433)
Excess tax benefits from stock-based compensation	185	29

Net cash provided by (used in) financing activities	48,403	(19)

Net increase in cash and cash equivalents	246,911	131,796

Cash and cash equivalents at beginning of period	1,105,428	927,409

Cash and cash equivalents at end of period	$1,352,339	$1,059,205